Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Peapack-Gladstone Financial Corporation (the “Corporation”), for the quarterly period ended September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Douglas L. Kennedy, as Chief Executive Officer of the Corporation, and Jeffrey J. Carfora, as Chief Financial Officer of the Corporation, each hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Douglas L. Kennedy
Name:	Douglas L. Kennedy
Title:	President and Chief Executive Officer
Date:	November 9, 2022

/s/ Jeffrey J. Carfora
Name:	Jeffrey J. Carfora
Title:	Senior Executive Vice President
Chief Financial Officer
Date:	November 9, 2022